Exhibit 10.1

AGREEMENT SETTLING DISPUTES AND RELEASING CLAIMS

THIS AGREEMENT SETTLING DISPUTES AND RELEASING CLAIMS (this “Agreement”) is made by and between the following parties:  (1) (a) SOURCECORP, Incorporated (“Sourcecorp”); (b) Image Entry Acquisition Corp. (“IEAC”); and (c) Image Entry, Inc., Image Entry of Owsley County Inc., Image Entry of Indianapolis Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc., Image Entry of Alabama Inc. (collectively the “IE Entities” and together with Sourcecorp and IEAC, the “Sourcecorp Parties”), and (2) Bill D. Deaton, Judy A. Deaton, Christopher D. Deaton, Lori Deaton-Orr, Jeremy M. Deaton, Christopher D. Deaton, as guardian for Tara Deaton, a minor child, and Lucille Deaton Irrevocable Family GSTT Trust, and Cynthia A. Deaton (collectively, the “Deatons”).  Also joining this Agreement are London Rentals, LLC, East Properties, LLC, West Properties, LLC, South U.S. 25, LLC, Pear Tree Farms, LLC, Cognitive Solutions, LLC, and Trinity Group, LLC (collectively, the “Deaton Related Entities”), for the purposes of making certain representations, covenants and conveyances, as are more particularly set forth herein.  The Sourcecorp Parties, Deatons and Deaton Related Entities are collectively referred to as the “Settling Parties.”  This Agreement is entered as of this 23rd day of September, 2005, with reference to the following facts:

RECITALS

A.  The Sourcecorp Parties have certain claims against the Deatons relating to the Dispute (as defined herein).

B.  The Settling Parties recognize and acknowledge the expense and length of time that would be involved in prosecuting and defending the Dispute.

C.  The Settling Parties desire to avoid the uncertainty, risk and expense attendant upon further pursuing the Dispute and wish to fully and finally settle the Dispute in the manner and upon the terms and conditions set forth in this Agreement.

D.  The Deaton Related Entities have each determined that it is in the best interest of their respective entities to join this Agreement and make the representations, covenants and conveyances contemplated herein.

NOW, THEREFORE, the Settling Parties agree as follows:

1.                                       Payment by the Deatons.  As soon as practicable, but in any event no later than the respective dates set forth below, the Deatons shall cause to be paid to Sourcecorp via wire transfer into the Sourcecorp Account (as defined below), or in the case of the Shares (as defined below) by assignment, the sum of $30 million (the “Payment”):

(a)                                  $20 million cash paid on or before two (2) business days following the execution of this Agreement or September 23, 2005, whichever is earlier;

(b)                                 89,888 shares as reflected on Annex A to this Agreement (the “Shares”) of the common stock, par value $0.01 per share, of Sourcecorp, which Shares are hereby being transferred, assigned and conveyed to Sourcecorp effective as of the date of this Agreement.  For the purposes of this Agreement, the value of such Shares shall be deemed to be the simple average closing price per share of such common stock as reported on the NASDAQ Stock Market for the five (5) consecutive trading days preceding (and not including) the date of the public disclosure of this Agreement and the five (5) consecutive trading days after (and not including) the date of the public disclosure of this Agreement.  The Deatons hereby authorize Sourcecorp to cancel such shares as of the date of this Agreement and will deliver the original stock certificates for such shares to Sourcecorp within two weeks (14 calendar days) of the date of this Agreement.  In the event that one or more of the Deatons’ original stock certificates cannot be found, the respective Deaton(s) will, before the two weeks expires, submit to the appropriate entity complete and effective request(s) for expedited replacement of the stock certificate(s) at the Deatons’ sole expense, and within two (2) business days of the Deatons’ receipt of the replacement stock certificates, will deliver the replacement stock certificates via Fed Ex Priority Overnight (signature required) to Sourcecorp c/o Sourcecorp’s General Counsel at the address contemplated by Section 20.

(c)                                  An amount in cash, representing the balance of such $30 million (i.e. $30 million less the $20 million being paid pursuant to Section 1(a) above, and the deemed value of the Shares being assigned pursuant to Section 1(b) above), shall be paid on or before 90 days following the date of this Agreement.

Each of the Deatons and the Deaton Related Entities jointly and severally represent and warrant to the Sourcecorp Parties that (i) none of them is insolvent as of the date of this Agreement nor will they be rendered insolvent as a result of the Payment or the Pledges; (ii) the Shares are in the amounts and held in the names set forth on Annex A; (iii) collectively, the Deatons have good and marketable title to the Shares transferred thereby free and clear of any lien, security interest, encumbrance, or adverse claim, and (iv) upon the transfer of such Shares to Sourcecorp, Sourcecorp will obtain good and marketable title to such Shares free and clear of any such lien, security interest, encumbrance, or adverse claim.

2.                                       Security.  As security for the payments contemplated by Section 1(c) above, the Deatons and Deaton Related Entities shall grant to Sourcecorp a first priority lien, security interest, and mortgage (the “Pledges”) in and to each of the properties (the “Properties”) listed on Annex B.  Deatons and the Deaton Related Entities hereby represent and warrant that (i) to the best of their knowledge, the respective fair market value of each of the Properties are as specified on such Annex (with the aggregate fair market value of the Properties being at least $15 million), (ii) each of the Properties is owned in its entirety by one or more of the Deatons or Deaton Related Entities, and (iii) the Properties are not encumbered by any lien, mortgage, other security interest, encumbrance, or adverse claim of any kind.  The Deatons and Deaton Related Entities each hereby covenant that he, she, or it, as applicable, shall neither create, nor allow the creation of any lien, mortgage, encumbrance, security interest or adverse claim without the prior written consent of Sourcecorp (which consent will, subject to the terms of the last sentence of this Section 2, be given in connection with the securing of financing for the payments contemplated by Section 1(c) of this Agreement, and provided that the proceeds from any such financing be wired directly from the financing escrow to the Sourcecorp Account).  Concurrently with the execution of this Agreement, the Deatons and Deaton Related Entities will deliver the fully executed Pledge documents, including without limitation any necessary security agreement, UCC financing statements, mortgages or deeds of trust, to Sourcecorp or its agent for filing or recording in the appropriate public records, as applicable. The Deatons and the Deaton Related Entities, recognizing that time is of the essence, hereby covenant to take any and all further action as may be necessary or appropriate to grant, effectuate and perfect the lien, security interest, and mortgages contemplated by this Section without delay.  To the extent that the Deatons or the Deaton Related Entities do not have good and marketable title or if there are any liens, mortgages, encumbrances, security interests or adverse claims as to any of the Properties, or other exceptions to title that are unacceptable to Sourcecorp as determined by Sourcecorp in its sole discretion, the Deatons or Deaton Related Entities, as applicable, will take such action as necessary to cure the title defect(s) and remove the liens, mortgages, encumbrances, security interests, adverse claims or other title exceptions, or to substitute the unacceptable Propert(ies) with additional propert(ies) and provide any corresponding representations and condition of title report(s) as contemplated by this Section. The parties agree that at such time as payments are made pursuant to Section 1(c), a proportional amount of such security shall be released; provided, that Sourcecorp shall not be required to release any Properties (or subsequently Pledged properties) to the extent that following such release the then fair market value of the remaining unreleased Properties (and subsequently Pledged properties) would fall below twice the amount of any remaining amounts owed under Section 1(c); and further provided that to the extent that the aggregate fair market value of the then unreleased Properties (and subsequently Pledged properties) is reasonably determined by Sourcecorp in its sole discretion to be less than twice the amount of any remaining amount owed under Section 1(c), the Deatons and the Deaton Related Entities hereby covenant to Pledge additional propert(ies) and provide corresponding representations and condition of title report(s) as contemplated by this Section to meet the fair market value requirement such that the aggregate security provided is more than twice the amount of any remaining amount owed under Section 1(c).

3.                                       Future Payments; Offset.  Until such time as the amounts set forth in Section 1(c) are paid in full, the Sourcecorp Parties may offset against such amounts any amounts otherwise that may in the future become directly or indirectly owed to the Deatons by the Sourcecorp Parties.  The Deatons and Deaton Related Entities hereby acknowledge and confirm that (i) the only go-forward payment obligations owed by the Sourcecorp Parties to the Deatons or the Deaton Related Entities are Future Tax Payments and Lease payments, described more fully below; and (ii)  they have no claims for any past, current or future payments under any Employment Agreement.

4.                                       Leases.  Image Entry, Inc. is currently the tenant under 11 leases (each a “Lease” and collectively the “Leases”) for which the Deatons are directly (or indirectly through one or more of the Deaton Related Entities) the landlords.  The parties hereby agree to modify, and agree to cause the modification of, the Leases by (i) changing the expiration date of such Leases to the applicable end date for each respective Lease as set forth on Annex C of this Agreement;  (ii) providing that no maintenance or improvements will be charged to tenant without the prior written consent of tenant as to scope and cost, and, upon expiration of the term of each lease, tenant’s sole obligation will be to deliver the premises to the landlord in substantially the same state of condition and repair as existed on the date Bill Deaton vacated the premises (being October 1, 2004), reasonable wear and tear excepted; and (iii) providing that any provision in such Leases requiring the landlord’s consent shall be amended to provide that the landlord may not unreasonably withhold, condition or delay such consent (including without limitation such that with such consent tenant may make additions or modifications to any of the buildings that are the subject to the Leases at its own expense). The Deatons and the Deaton Related Entities represent and warrant that the only known monetary obligations of the IE Entities to the Deatons and the Deaton Related Entities under the Leases as of the date of this Agreement are for lease payments, which are current and paid in full through September 30, 2005, with the understanding that the IE Entities have a continuing obligation to pay utilities, pay real estate taxes, obtain insurance, etc. under, but subject to, the terms of the Leases.

5.                                       D&O Insurance.  Deaton agrees not to directly or indirectly seek advancement, reimbursement, indemnification or other coverage of any expenses or legal fees under Sourcecorp’s D&O Insurance or in any manner from any of the Sourcecorp Parties (including without limitation with respect to advancement, reimbursement, indemnification, or other coverage, from any of the Sourcecorp Parties, for any loss related to the subject of the Released Claims).  Deaton further agrees to take, if required, any actions necessary or appropriate to effectuate this Agreement with the D&O Insurance carrier(s).  Notwithstanding the foregoing, to the extent all claims that exist or may arise and that might be covered by the D&O insurance against Sourcecorp, the named defendants, and all other covered persons (other than Deaton) are resolved, and their related expenses, legal fees, and losses, if any, have been reimbursed or otherwise covered under such D&O Insurance without exhausting such coverage, Deaton reserves the right to seek reimbursement solely out of the remaining D&O Insurance, and not from any of the Sourcecorp Parties, of any such expenses, legal fees, or loss.

6.                                       Insurance Carrier Agreement.  This Agreement is expressly contingent on the parties receiving written consent to the terms of this Agreement from the D&O Insurance carriers.

7.                                       Double Recovery.  It is the intent of the Settling Parties that, through this Agreement, the Releasing Parties are fully and finally releasing the Released Parties from the Released Claims such that, after receiving all of the payments contemplated by Section 1 of this Agreement, the Releasing Parties shall not have any further claim and agree that they will not assert any further claim to additional monies, directly or indirectly, from the Released Parties as a result of the Released Claims. If (1) a non-party to this Agreement brings an action against a Released Party to secure contribution or indemnification for a judgment against the non-party that is based in whole or in part on a Released Claim, (2) a Released Party is held liable in that action for contribution or indemnification, and (3) a portion of the recovery in that action would be made to a Releasing Party for Released Claims, the Releasing Party will take whatever steps are necessary to reflect that the portion of such recovery that reflects Released Claims has been satisfied by this Agreement.

8.                                       Noncompetition Agreement.  The Deatons acknowledge that the Noncompetition Agreements remain in full force and effect through February 28, 2009 (or such later date, if any, pursuant to the terms of the applicable Noncompetition Agreement) and that the releases covered by this Agreement do not include a release from or waiver of their obligations thereunder.  The Deatons hereby represent and warrant that the Deatons have not violated the terms of the Noncompetition Agreements in any respect (with the Settling Parties acknowledging that Deaton has employed, with Sourcecorp’s consent, and may continue to employ, Greg Chaffins, Bruce Chaffins, Bill Chaffins and Mike Dixon to perform research and development relating to an optical character recognition engine, as well as other projects which the Deatons hereby represent are unrelated and are not substantially similar to the Sourcecorp Parties’ business).  Each of the Deatons specifically represents and warrants that they have had no direct or indirect involvement whether through providing information, leases, financial support, customer opportunities, investment opportunities, contacts or otherwise, with the business known as Information Capture Solutions LLC or any other current data entry or imaging business.

9.                                       Quitclaim.  Upon receipt of all the funds contemplated by Section 1 of this Agreement, Sourcecorp agrees to take such action as may be necessary to convey its interest, if any, without representation or warranty of any kind, in the property described in the Warranty Deed in Annex E.

10.                                 Forbearance by Sourcecorp.  So long as all of the Payments are made by the dates contemplated by Section 1 of this Agreement, the Sourcecorp Parties agree to forebear on filing a demand for Arbitration or any other litigation against the Deatons arising out of or related to the Dispute.

11.                                 Default.  In the event that any amounts contemplated by Section 1 of this Agreement are not paid by the dates so indicated, interest shall accrue on such outstanding amounts at the rate of 18% per annum or the Maximum Lawful Rate, whichever is less.  In the event of such default, all promises, covenants, and releases herein granted by Sourcecorp shall be null and void.  Sourcecorp reserves all of its rights and remedies, both legal and equitable, to pursue the Deatons’ failure to comply with the requirements of this Agreement, and may sue for breach of this Agreement, pursue the Properties subject to the Pledges, sue on the Released Claims, or seek any other remedies. However, if and only if Sourcecorp receives the full amount of the Payments contemplated by Section 1 (a) and (b) by the dates contemplated therein and a perfected first lien security interest in the Properties (assuming that Sourcecorp has accepted the condition of title reports and fair market values) as contemplated by Section 2, then any recovery Sourcecorp receives from the Deatons under any prosecution of the Dispute shall be capped at the unpaid amount contemplated by Section 1 of this Agreement, the interest contemplated by this Section, and reasonable attorneys fees and costs.  If not, the Deatons’ liability will not be capped, but they will be entitled to an offset for any funds or property transferred pursuant to this Agreement.  There shall be no such limit on any claims Sourcecorp pursues against third parties other than the Deatons.

12.                                 Defined Terms.

(a)                                  The term “Dispute” shall refer to any and all disputes relating to earnout, holdback and other payments made in connection with the Stock Purchase Agreement and related documents.

(b)         The term “D&O Insurance” shall refer to the following policies along with any predecessor or replacement policies:

i.                                          Fireman’s Fund policy CDO-000-7627-3721 (01/23/04 - 01/23/05); XL policy ELU085338-04 (01/23/04 - 01/23/05); and

ii.                                       Fireman’s Fund policy CDO-000-7667-7905 (01/23/05 - 01/23/06); XL excess policy ELU087972-05 (01/23/05 - 01/23/06); XL Side A policy ELU087971-05 (01/23/05 - 01/23/06).

(c)                                  The term “Employment Agreements” shall refer to:

i.                                          Employment Agreement, dated as of March 31, 2001, by and among Image Entry Acquisition Corp., Sourcecorp, Incorporated, and Bill Deaton (the “Original Bill Deaton Employment Agreement”);

ii.                                       Employment Agreement, dated as of March 31, 2001, by and among Image Entry Acquisition Corp., Sourcecorp, Incorporated, and Christopher D. Deaton (the “Chris Deaton Employment Agreement”); and

iii.                                    Employment Agreement, dated as of March 1, 2004, by and among Image Entry Acquisition Corp., Sourcecorp, Incorporated, and Bill Deaton (the “Subsequent Bill Deaton Employment Agreement”).

(d)                                 The term “Future Tax Payments” shall mean the payments for tax credits contemplated by Section (d) of Schedule 1.1 of the Stock Purchase Agreement for periods commencing with the year ending December 31, 2005 and ending no later than March 2011.

(e)                                  The term “Maximum Lawful Rate” shall mean the maximum legal rate permitted under Texas law (or if another state or federal law is deemed controlling on the issue, such other maximum legal rate, if lower) with respect to commercial transactions.  It is the intention of the Sourcecorp Parties, the Deatons and the Deaton Related Entities to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Agreement will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Agreement will under no circumstances exceed such maximum lawful rate. If such interest does exceed the maximum lawful rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated by the payee to the payor.

(f)                                    The term “Noncompetition Agreements” shall refer to:

i.                                          Noncompetition Agreement entered into on March 31, 2001 by and among Image Entry Acquisition Corp. and Bill D. Deaton;

ii.                                       Noncompetition Agreement entered into on March 31, 2001 by and among Image Entry Acquisition Corp. and Christopher D. Deaton;

iii.                                    Noncompetition Agreement entered into on March 31, 2001 by and among Image Entry Acquisition Corp. and Judy A. Deaton;

iv.                                   Noncompetition Agreement entered into on March 31, 2001 by and among Image Entry Acquisition Corp. and Jeremy M. Deaton; and

v.                                      Noncompetition Agreement entered into on March 31, 2001 by and among Image Entry Acquisition Corp. and Lori Deaton-Orr.

(g)                                 The “Pledges” shall have the meaning set forth in Section 2 of this Agreement.

(h)                                 The term “Released Parties” shall refer to the Deatons and the Deaton Related Entities, and all of their respective heirs and their current and former spouses, marital communities, executors, administrators, estates, successors and assigns, provided however, that the Released Parties shall not include Third Parties G. Edward Henry II, Henry Watz Gardner Sellars & Gardner, PLLC, Michael Sulfridge, Cheryl Hubbard, Susan Cassidy, Jack Cloyd, or Cloyd & Associates.

(i)                                     The term “Third Parties” shall refer to G. Edward Henry II, Henry Watz Gardner Sellars & Gardner, PLLC, Michael Sulfridge, Cheryl Hubbard, Susan Cassidy, Jack Cloyd, and Cloyd & Associates.

(j)                                     The term “Releasing Parties” shall refer to the Sourcecorp Parties and all of their past and present parent companies, subsidiaries, related entities, divisions, predecessors, successors, and assigns.

(k)                                  The term “Released Claims” shall refer to any and all claims, actions, causes of action, demands, damages, attorneys’ fees, costs, contracts, rights, debts, accounts, or liabilities, known or unknown, direct or indirect, that the Releasing Parties and the Released Parties may have against each other, individually or collectively, arising out of or based upon:  the relationship between the Sourcecorp Parties and the Deatons; the Dispute; the transactions, events, occurrences, acts, omissions or failures to act set forth in, arising out of, or pertaining in any way to the Stock Purchase Agreement or Employment Agreements, including all Earnout, Share Release and Holdback payments specified in Schedule 1.1 of the Stock Purchase Agreement, or financial disclosures related to these matters, or any actions, inactions, statements, omissions or conduct in connection with an internal investigation and subsequent financial statement Restatement and ensuing governmental investigations relating to the Earnout, Share Release and Holdback payments specified in Schedule 1.1 of the Stock Purchase Agreement, but specifically excluding any obligations under the Noncompetition Agreements, the Leases (amended as contemplated by this Agreement), the Future Tax Payments, or this Agreement.

(l)                                     The term “Sourcecorp Account” shall mean the account identified by the following wiring instructions:

Bank Name:	Bank of America

Account Name:	SOURCECORP, Incorporated

Account Number:	004770650126

ABA#:	111000025

(m)                               The term “Stock Purchase Agreement” shall refer to that Stock Purchase Agreement dated effective March 1, 2001, by and between the Sourcecorp Parties and the Deatons, pursuant to which IEAC acquired the stock of each of the IE Entities.

13.                                 Releases.  In consideration of the foregoing Payment and other considerations set forth in this Agreement, in accordance with the terms hereof, the Released Parties and the Releasing Parties hereby agree to release each other, individually and collectively, of all the Released Claims, and further agree that his, her, or its release shall operate forever and finally to extinguish the Released Claims; provided that these releases shall be effective, without any further action by the Sourcecorp Parties, immediately upon, but not prior to, Sourcecorp’s receipt of the full Payment, including the payment contemplated by Section 1(c).  In addition, each of the Released Parties agrees to release the Releasing Parties’ respective officers, directors, employees, attorneys, accountants, advisors, representatives, parent companies, subsidiaries, affiliates, predecessors and successors, of all of the Released Claims.

14.                                 Resolution of All Claims.  This Agreement is intended to resolve to the fullest extent possible all Released Claims to the extent and at such times as contemplated by this Agreement.  To that end, each of the Releasing Parties and Released Parties represents and warrants that all of his, her, or its Released Claims belong to him, her, or it, and to no other person, that no right, title, or interest to or in any of said claims or causes of action has been assigned, sold, pledged, or otherwise transferred to any third party (other than any Releasing Party), whether by written or oral agreement or by operation of law or otherwise, and that there are no liens relating to any Released Claim, including any lien for attorneys’ fees, that will not be fully satisfied and discharged as a result of this Agreement.  The Sourcecorp Parties and the Deatons mutually confirm and agree that they have no remaining claims for commissions or payments of any kind under the Employment Agreements, that the terms of Bill Deaton’s and Christopher Deaton’s Employment Agreements dated March 31, 2001 have expired, and that Bill Deaton’s March 1, 2004 Employment Agreement has been terminated pursuant to Section 4 thereunder.  The Deatons and Deaton Related Entities further agree that they have no direct or indirect claims against the Sourcecorp Parties due to Trinity Group LLC’s (or any of the Deatons, the Deaton Related Entities or any other entity directly or indirectly owned or controlled by one or more of the Deatons) payment of any expenses of any of the Sourcecorp Parties, and will not recommend or take any action that would permit or encourage any vendor to pursue any of the Sourcecorp Parties for any such claims.  Each of the Releasing Parties and Released Parties further represents and warrants that the individual executing this Agreement on his, her or its behalf has legal authority to do so, to release their respective Released Claims, and to bind their respective Releasing Parties and Released Parties.  Each of the Released Parties and the Releasing Parties further agrees he, she or it has no claim(s) and in the future will not assert any claim(s) of any kind related to: (1) the Order Resources sign purchased by Sourcecorp; (2) microfilm lab rental; and (3) for a tractor purchased by Bill Deaton from Sourcecorp.

15.                                 General Releases.  Each of the Releasing Parties and the Released Parties also hereby waives and relinquishes all rights and benefits that it, he, or she had or may have under any statutory or common law that limits the effect of a general release to claims known or suspected by the releasing party, including any claim that this Agreement or any document incorporated by reference or any of the releases herein was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement or the releases contained herein based upon presently existing facts, known or unknown.  Each of the Releasing Parties and the Released Parties acknowledges that it, he, or she may hereafter discover facts different from or in addition to those it, he, or she now knows or believes to be true in respect to the Released Claims, and hereby agrees that the releases described above shall be and remain in effect in all respects as a complete, general release as to the matters released, notwithstanding any such different or additional facts.

16.                                 Limited Release of Third Parties. Concurrently with the Receipt of final Payment as set forth above (together with any amounts contemplated by Section 11), the Releasing Parties agree to execute a Limited Mutual Release with respect to Third Parties G. Edward Henry II, Henry Watz Gardner Sellars & Gardner, PLLC, Michael Sulfridge, Cheryl Hubbard, Susan Cassidy, Jack Cloyd, and Cloyd & Associates in the form set forth as Annex D.

17.                                 Agreement May Be Pleaded As Defense.  This Agreement may be pleaded as a full and complete defense by any of the Settling Parties to any action, suit, or other proceeding that may be instituted, prosecuted or attempted for, upon or in respect of any of the Released Claims released hereby.  The Settling Parties agree that any such proceeding would cause irreparable injury to the party against whom it is brought and that any court of competent jurisdiction may enter an injunction restraining prosecution thereof.

18.                                 No Admission of Wrongdoing.  Nothing in this Agreement or any term or provision herein is or may be deemed, construed or used, in any civil, criminal or administrative proceeding in any court, administrative agency, or other tribunal, as an admission of wrongdoing of any of the Settling Parties or Released Parties hereto.

19.                                 Non-Disparagement. Each of the Settling Parties hereto agrees not to make disparaging remarks about the other Settling Parties or their respective officers, directors, employees, insurers, attorneys, accountants, advisors, representatives, parent companies, subsidiaries, affiliates, predecessors and successors, or their actions, inactions, statements, omissions or conduct related to the subject of the Released Claims or this Agreement. This Section shall not apply to any legally required public disclosures by Sourcecorp, any remarks, disclosures or testimony by any person or the Sourcecorp Parties or the Sourcecorp Parties’ officers, directors, employees, agents, attorneys or accountants to any governmental agencies investigating these matters, to any governmental regulatory agencies, in any civil or criminal proceedings regarding these matters, or by the Sourcecorp Parties or their officers, directors, employees, agents, attorneys or accountants in remediation discussions with customers whose contracts were involved in Sourcecorp’s financial statement restatement.

20.                                 Notices.  All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail.  Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail.  Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days following its delivery by facsimile.  All notices shall be addressed as follows: (1) if to the Sourcecorp Parties, addressed to Sourcecorp, Attn:  General Counsel, 3232 McKinney Avenue, Suite 1000, Dallas, TX 75204, Facsimile (214) 740-6589, with a copy to Francis J. Burke, Jr., Steptoe & Johnson LLP, 201 E. Washington Street, Suite 1600, Phoenix, Arizona 85004, Facsimile (602) 257-5299; and (2) if to the Deatons or any Deaton Related

Entity, addressed to Charles E. Davidow, Wilmer, Cutler, Pickering, Hale & Dorr LLP, 2445 M Street NW, Washington DC, 20037, Facsimile (202) 663-6363; and/or (3) to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Paragraph.

21.                                 Entire Agreement; Authorship; Amendments.  This Agreement, together with any exhibits, sets forth the entire understanding of the Settling Parties in connection with the subject matter hereof, and is intended to supercede all previous oral agreements concerning settlement.  None of the Settling Parties has made any statement, representation, or warranty in connection herewith, except as expressly set forth herein, which has been relied upon by any of the other Settling Parties hereto or which acted as an inducement for the other Settling Parties to enter into this Agreement; and each of the Settling Parties agrees it is not in fact relying upon any such statements, representations, or warranties, or any other expectations, understandings or agreements other than those expressly set forth or incorporated by reference in this Agreement.  This Agreement shall be deemed to have been mutually prepared by the Settling Parties, and shall not be construed against any of them by reason of authorship.  This Agreement and the releases contained herein may be amended or modified only by a written agreement executed by or on behalf of all the Settling Parties hereto that unequivocally indicates the Settling Parties’ intention to modify this Agreement.  No waiver of any breach of this Agreement or the releases contained herein shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement.

22.                                 Assignments, Predecessors, Successors and Assigns.  The terms of this Agreement shall inure to the benefit of, and be binding upon, the Deatons, the Deaton Related Entities, Settling Parties and their respective successors or assigns, except it shall not inure to the benefit of or be binding upon Third Parties G. Edward Henry II, Henry Watz Gardner Sellars & Gardner, PLLC Michael Sulfridge, Cheryl Hubbard, Susan Cassidy, Jack Cloyd, or Cloyd & Associates, .

23.                                 Severability.  Should any clause, sentence, provision, paragraph or part of this Agreement or its Annexes for any reason whatsoever be declared or determined finally by any court of competent jurisdiction, or by any other competent governmental authority having jurisdiction, to be illegal or invalid or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected, impaired or invalidated thereby, and such determination of illegality, invalidity or unenforceability shall be confined in its operation to the specific clause, sentence, provision, paragraph or part of this Agreement directly involved.  Such illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement and its Annexes, and the remainder of the Agreement and Annexes, wherever practicable, shall remain in full force and effect.

24.                                 Construction.  The Sourcecorp Parties, the Deatons, and the Deaton Related Entities each acknowledges to the other that each understands the final and permanent effect of this instrument.  Each Settling Party hereto has made its own investigation of the facts and has consulted with whatever consultants, attorneys or other advisors each deems is appropriate in connection with the effect of this Agreement, is relying solely upon such advice and its own knowledge, and assumes the risk arising from not seeking further additional consultation with such advisors.  The Settling Parties hereto further acknowledge that they have had input into the drafting of this Agreement and that, accordingly, in any construction to be made of this Agreement, it shall not be construed for or against any party, but rather shall be given a fair and reasonable interpretation, based on the plain language of the Agreement and the expressed intent of the parties.

25.                                 Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  The Settling Parties hereby consent to the jurisdiction of the 116th District Court for Dallas County, for the resolution of any and all claims and disputes arising out of the subject matter of this Agreement.

26.                                 Survival of Representations and Warranties. Each of the Settling Parties agrees and stipulates that it is relying upon the representations and warranties and covenants set forth herein in entering into this Agreement, and that these representations and warranties and covenants shall survive the execution of this Agreement.

27.                                 Authority.  Each of the Settling Parties represents and warrants that it, she, or he has full authority and power to enter into, execute, deliver and perform this Agreement and to bind its, her, or his respective Settling Parties, and that the person signing below on behalf of each such Settling Party is authorized to do so.  The Deaton Related Entities will deliver appropriate authorizing documents contemporaneously with their execution of this Agreement. The Settling Parties further agree that, upon the occurrence of the conditions to effectiveness contained herein, this Agreement will constitute a legal, valid and binding obligation, enforceable in accordance with its terms.

28.                                 Execution.  This Agreement may be executed in one or more counterparts, and as so executed shall constitute an Agreement binding on all the Settling Parties, notwithstanding that all parties are not signatories to the original or the same counterpart.  The Settling Parties agree that a signature sent by facsimile to counsel for the Settling Parties shall have the same force and effect as an original signature.

29.                                 Inadmissibility.  If this Agreement does not become effective for any reason, it shall be deemed negotiation for settlement purposes only and will not be admissible in evidence or usable for any purpose whatsoever.

30.                                 Breach of This Agreement.  The parties hereto agree that the damages suffered by any persons, firms, corporations or other entities protected by this Agreement by reason of any breach of any provision of this Agreement shall include not only the amount of any judgment that may be rendered against such said persons, firms, corporations or other entities, or any of them, by reason of a breach of this Agreement, (including without limitation under the provisions of Section 11) but shall also include all damages suffered by them, including the costs, attorneys’ fees and other costs and expenses of instituting, preparing, prosecuting or defending any action or suit resulting from a breach of this Agreement, whether taxable or otherwise, and the cost to them of attorneys’ fees, and all other costs and expenses of instituting, preparing, or prosecuting any counterclaim, suit, motion or action to recover damages resulting from the breach of this Agreement, whether taxable or otherwise.

31.                                 Mistake.  Each party to this Agreement assumes the risk of any mistake of fact or law with regard to any aspect of this Agreement, the Dispute described herein, or any asserted rights released by this Agreement.

32.                                 Further Cooperation.  The parties agree to use their best efforts in facilitating the process of drafting and executing such further documentation necessary or appropriate to ensure the timely and complete performance of this Agreement.

DATED: September 23, 2005.	SOURCECORP INCORPORATED

	By:	/s/ Ed H. Bowman, Jr.

	Its:	President & CEO

DATED: September 23, 2005.	IMAGE ENTRY ACQUISITION CORP.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY, INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY OF OWSLEY COUNTY INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY OF INDIANAPOLIS INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY FEDERAL SYSTEMS INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY OF ARKANSAS INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005.	IMAGE ENTRY OF ALABAMA INC.

	By:	/s/ Barry L. Edwards

	Its:	Vice President

DATED: September 23, 2005	By:	/s/ Bill D. Deaton
Bill D. Deaton

DATED: September 23, 2005	By:	/s/ Judy A. Deaton
Judy A. Deaton

DATED: September 23, 2005	By:	/s/ Christopher D. Deaton
Christopher D. Deaton

DATED: September 23, 2005	By:	/s/ Lori Deaton-Orr
Lori Deaton-Orr

DATED: September 23, 2005	By:	/s/ Jeremy M. Deaton
Jeremy M. Deaton

DATED: September 23, 2005	By:	/s/ Cynthia A. Deaton
Cynthia A. Deaton

DATED: September 23, 2005	By:	/s/ Christopher Deaton for Tara Deaton
Christopher D. Deaton, as guardian for Tara Deaton, a minor child

DATED: September 23, 2005	Lucille Deaton Irrevocable Family GSTT Trust

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	London Rentals, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	East Properties, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	West Properties, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	Trinity Group, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	South US 25, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	Pear Tree Farms, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

DATED: September 23, 2005	Cognitive Solutions, LLC

	By:	/s/ Bill D. Deaton

	Its:	Member

APPROVED AS TO FORM:

DATED: September 23, 2005	STEPTOE & JOHNSON LLP

	By:	/s/ Stacey F. Gottlieb for
Francis J. Burke, Jr.
Attorneys for the Sourcecorp Parties

DATED: September 23, 2005	WILMER, CUTLER, PICKERING, HALE & DORR LLP

	By:	/s/ Charles E. Davidow
Charles E. Davidow
Attorneys for the Deatons

Annex A

Deaton Stock

Holder	Certificate No.	No. of Shares

Bill D. Deaton	C1832	15,334

Christopher D. Deaton	C1834	5,505

Christopher D. Deaton as Custodian for Tara Deaton, Minor Child Under the Uniform Transfers to Minors Act of Kentucky	C1873	607

Jeremy M. Deaton	C1835	5,505

Judy A. Deaton	C1833	14,092

Lori Deaton	C1836	5,505

Lucille Deaton Irrevocable Family GSTT Trust	C1837	43,340

Total Shares Held		89,888

Annex B – Pledged Properties

Property Type	Address	City	County	State	Owner	Deaton Represented Value*

Commercial	465 Industrial Boulevard	London	Laurel	KY	London Rentals, LLC	$3,200,000.00

Residential	484 Woods Edge	London	Laurel	KY	Bill D. Deaton and Judy A. Deaton	$1,200,000.00

Residential	203 Chinook Drive	London	Laurel	KY	Christopher D. Deaton and Cynthia A. Deaton	$249,000.00

Residential	Roots Branch (470 Acres)	Manchester	Clay	KY	Bill D. Deaton and Judy A. Deaton	$940,000.00

Residential	Feltner Farm, 265 Bert Feltner Road	London	Laurel	KY	Bill D. Deaton	$750,000.00

Residential	Highway 192 (54 Acres)	London	Laurel	KY	Bill D. Deaton and Judy Deaton	$540,000.00

Residential	Highway 192 (51 Acres) (Maple Grove Road)	London	Laurel	KY	Billy D. Deaton and Judy A. Deaton	$510,000.00

Commercial	U.S. Highway 25 South	London	Laurel	KY	South US 25, LLC	$3,000,000.00

Commercial	U.S. Highway 25 South	London	Laurel	KY	Billy D. Deaton and Judy A. Deaton	$370,000.00

Commercial	Route 1, Box 1000 Muddy Gap Road	Manchester	Clay	KY	Bill D. Deaton	$570,000.00

Commercial	Industrial Park 555 Roark Road	Annville	Jackson	KY	Bill D. Deaton and Judy A. Deaton	$434,000.00

Commercial	Lone Oak Industrial Park Route 2 Box 710	Booneville	Owsley	KY	Billy D. Deaton and Judy A. Deaton	$784,000.00

Commercial	24770 Highway 421	Hyden	Leslie	KY	East Properties, LLC	$510,000.00

Commercial	715 N. Main Street	London	Laurel	KY	London Rentals, LLC	$2,000,000.00

Total						$15,057,000.00

*Values have not been adopted or verified by Sourcecorp

Annex C - Leased Properties

Lessor	Location	Apx. Sq. Ft.	Beg	Amended End	Mo. Rent as of 9/23/2005	Per Ft. (per Annum)

London Rentals, LLC	Laurel I, 715 N. Main St., London, KY	14,572	3/1/2001	2/28/2009	11,427	9.41
London Rentals, LLC	Laurel II, 715 N. Main St., London, KY	4,928	3/1/2001	2/28/2009	3,057	7.44
London Rentals, LLC	Laurel IV, 465 Industrial Blvd., London, KY - whse	29,000	3/1/2001	12/31/2005	16,378	6.78
London Rentals, LLC	Laurel III, 465 Industrial Blvd., London, KY - office	18,000	3/1/2001	12/31/2005	12,823	8.55
East Properties, LLC	Route 1, Muddy Gap Rd, Manchester, KY	8,150	3/1/2001	2/28/2009	7,233	10.65
West Properties, LLC	Rockcastle Industrial Park, Mt Vernon, KY	8,200	3/1/2001	2/28/2009	6,506	9.52
East Properties, LLC	McKee Industrial Park, 555 Roark Rd, Annville, KY	6,200	3/1/2001	2/28/2009	2,704	5.23
West Properties, LLC	RR 4 Box 3545, Monticello, KY	9,300	3/1/2001	2/28/2009	8,299	10.71
East Properties, LLC	Lone Oak Industrial Park, Booneville, KY	9,880	3/1/2001	2/28/2009	8,415	10.22
East Properties, LLC	24770 Highway 421, Hyden, KY	7,240	9/1/2003	12/31/2005	6,033	10.00
East Properties, LLC	1094 Childs Branch, Jenkins, KY	7,240	8/1/2002	12/31/2005	7,542	12.50

ANNEX D

LIMITED MUTUAL RELEASE

THIS MUTUAL RELEASE is made by and between the following parties:  (1) (a) SOURCECORP, Incorporated (“Sourcecorp”); (b) Image Entry Acquisition Corp. (“IEAC”); and (c) Image Entry, Inc., Image Entry of Owsley County Inc., Image Entry of Indianapolis Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc., Image Entry of Alabama Inc. (collectively the “IE Entities” and together with Sourcecorp and IEAC, the “Sourcecorp Parties”), and (2) G. Edward Henry II, Henry Watz Gardner Sellars & Gardner, PLLC., Cheryl Hubbard, Michael Sulfridge, Susan Cassidy, Jack Cloyd, and Cloyd & Associates (the “Third Parties”).  This Mutual Release shall become effective only when signed and dated by each of the parties hereto.

1.     The term the “Releasing Parties” shall mean (i) the Sourcecorp Parties, and all of their past and present parent companies, subsidiaries, related entities, divisions, predecessors, successors, and assigns and (ii) the Third Parties along with their heirs, spouses, executors, administrators, estates, successors and assigns of any such persons.

2.     The term “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representative, or assignees.

3.     The term “Released Claims” shall refer to any and all claims, actions, causes of action, demands, damages, attorneys’ fees, costs, contracts, rights, debts, accounts, or liabilities, known or unknown, direct or indirect, that the Releasing Parties may have against each other, arising out of or based upon:  the relationship between the Sourcecorp Parties and the Third Parties; the transactions, events, occurrences, acts, omissions or failures to act set forth in, arising out of, or pertaining in any way to the Stock Purchase Agreement, including all Earnout, Share Release and Holdback payments specified in Schedule 1.1 of the Stock Purchase Agreement, as well as any actions, inactions, statements, omissions or conduct in connection with the Sourcecorp Parties’ internal investigation and subsequent financial statement restatement and any ensuing governmental investigations relating to the Earnout, Share Release and Holdback payments specified in Schedule 1.1 of the Stock Purchase Agreement.

4.     The term “Stock Purchase Agreement” shall refer to that Stock Purchase Agreement dated effective March 31, 2001, by and between the Sourcecorp Parties and Bill D. Deaton, Judy A. Deaton, Christopher D. Deaton, Lori Deaton-Orr, Jeremy M. Deaton, Christopher D. Deaton, as guardian for Tara Deaton, a minor child, and Lucille Deaton Irrevocable Family GSTT Trust (collectively, the “Deatons”).

5.     The Sourcecorp Parties hereby release the Third Parties, along with their heirs, spouses, executors, administrators, estates, successors and assigns of any such persons, of all the Released Claims, and agree that such release shall operate forever and finally to extinguish the Released Claims; provided, that this release will not become effective in favor of a Third Party unless and until that Third Party has also entered this Mutual Release.

6.     Each of the Third Parties hereby releases the Sourcecorp Parties, their respective officers, directors, employees, insurers, attorneys, accountants, advisors, representatives, parent companies, subsidiaries, affiliates, divisions, predecessors, successors, and assigns of any and all Released Claims, and each Third Party agrees that such release shall operate forever and finally to extinguish the Released Claims; provided, that this release will not become effective in favor of a Sourcecorp Party unless and until that Sourcecorp Party has also entered this Mutual Release.

7.     Each Releasing Party hereby mutually represents and warrants to each other that they have not previously directly or indirectly assigned, transferred, encumbered or purported to assign, transfer or encumber, whether voluntarily, involuntarily, by operation of law or otherwise, to any Person any interest in the Released Claims.

8.     Each Person signing this Mutual Release represents and warrants that he or she has the requisite authority to bind the Releasing Party on whose behalf he or she is signing and has been duly authorized and empowered to execute this Mutual Release on behalf of that Releasing Party.

9.     This Mutual Release shall be binding upon and shall inure to the benefit of the Releasing Parties and their respective successors, assigns and legal representatives.

10.   This Mutual Release shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

11.   Execution.  This Mutual Release may be executed in one or more counterparts, and as so executed shall be binding on all the Releasing Parties, notwithstanding that all parties are not signatories to the original or the same counterpart.  The Releasing Parties agree that a signature sent by facsimile to counsel for the Releasing Parties shall have the same force and effect as an original signature.

DATED: September , 2005.	SOURCECORP INCORPORATED

By:

Its:

DATED: September , 2005.	IMAGE ENTRY ACQUISITION CORP.

By:

Its:

2

DATED: September , 2005.	IMAGE ENTRY, INC.

By:

Its:

DATED: September , 2005.	IMAGE ENTRY OF OWSLEY COUNTY INC.

By:

Its:

DATED: September , 2005.	IMAGE ENTRY OF INDIANAPOLIS INC.

By:

Its:

DATED: September , 2005.	IMAGE ENTRY FEDERAL SYSTEMS INC.

By:

Its:

DATED: September , 2005.	IMAGE ENTRY OF ARKANSAS INC.

By:

Its:

DATED: September , 2005.	IMAGE ENTRY OF ALABAMA INC.

By:

Its:

DATED: September , 2005	By:
G. Edward Henry II

DATED: September , 2005	Henry Watz Gardner Sellars & Gardner, PLLC.

By:

Its:

3

DATED: September , 2005	By:
Jack Cloyd

DATED: September , 2005	Cloyd & Associates

By:

Its:

DATED: September , 2005	By:
Cheryl Hubbard

DATED: September , 2005	By:
Michael Sulfridge

DATED: September , 2005	By:
Susan Cassidy

4

Annex E - Deed

WARRANTY DEED

THIS DEED, made and entered into this the 9th day of September, 1998, by and between LONDON-LAUREL COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, of 200 S. Main Street, Suite C, 1st National Bank Building, London, Laurel County, Kentucky, Party of the First Part (Grantor), and IMAGE ENTRY, INC., a Kentucky Corporation, of P. O. Box 1228, London, KY 40743-1228, Party of the Second Part (Grantee).

WITNESSETH: That for and in consideration of the sum of NINETY-TWO THOUSAND FIFTY-SIX DOLLARS ($92,056.00), all fully paid, the receipt and sufficiency of which is hereby acknowledged, the said Party of the First Part has bargained and sold and does hereby grant, sell and convey unto the Party of the Second Part, its successors and assigns, forever, the following described real estate situated in Laurel County, Kentucky, and more particularly described as follows:

Being a certain tract or parcel of land in the London-Laurel County Industrial Park lying approximately 3.8 miles west along Kentucky 80 from the intersection of 80 and Interstate 75, more particularly described as follows:

(Unless otherwise stated, any monument referred to as an iron pin set (IPS) is a 5/8” steel re-bar pin, 18” in length, with a yellow plastic cap stamped “R.L.S. 1804”.)

Being all of lot 3 of the London-Laurel County Industrial Park:

Commencing at an iron pin set in the west right of way line of a proposed Industrial access road, corner of lots 2, 3 thence leaving said west line of road with the line of lots 2, 3 South 76 deg. 05’ 06” West, a distance of 873.17 feet to a disk found in a rock, corner no. 1 of tract 1546 of the Daniel Boone National Forest; thence South 32 deg. 24' 25" West, a distance of 183.42 feet to a aluminum disk found corner no. 2 of tract 1546 of the Daniel Boone National Forest; thence South 01 deg. 24’ 56” West, a distance of 416.94 feet to an iron pin found (WLB 1804) corner no. 3, REFERENCE by a 14” bearing tree (S 61 E, 19.00’) and a reference monument found

CUNNAGIN AND CUNNAGIN
Attorneys at Law
201 South Main Street
London, Kentucky
40741

5

(S 1-51 W, 47.46’); thence with lots 3, 4 North 76 deg. 05’ 06” East, a distance of 1156.49 feet to an iron pin set in the west line of said Industrial road; thence with said road right of way for three calls: North 13 deg., 57’ 31” West, a distance of 132.99 feet to an iron pin set at the BEGINNING of a curve tangent to said line; thence northernly and northwesterly a distance of 374.80 feet along the curve concave to the west, having a radius of 1970.00 feet and a central angle of 10 deg. 54’ 03” and a chord bearing and distance of N 19 24’ 32” W, 374.24 feet to an iron pin set; thence North 24 deg. 51’ 33” West tangent to said curve, a distance of 23.70 feet to the point of BEGINNING. Containing 12.893 acres, more or less, by a survey conducted under the direction of Walter L. Bowman R.L.S. 1804, with Mayes, Sudderth & Etheredge, Inc., on August 21, 1998.

Being subject to all easements, right of ways of record and in existence and first restatement and modification of protective covenants adopted by the London-Laurel County Industrial Development Authority as shown in Misc Book 27, Pg. 83, dated 9/24/1997.

BEING A PART of the same land acquired by London-Laurel County Industrial Development Authority from Edith Broughton, a widow, by deed dated the 25th day of July, 1995, and of record in Deed Book No. 447, at Page 582, records of the Laurel County Court Clerk’s Office, London, Kentucky.

TO HAVE AND TO HOLD the same, together with all the appurtenances thereunto belonging unto the Party of the Second Part, its successors and assigns, forever, with covenants of General Warranty.

IN TESTIMONY WHEREOF, the Party of the First Part has hereunto subscribed its name as of the date first above written.

London-Laurel County Industrial
Development Authority, Grantee

BY:	/s/ Don Rogers
CHAIRMAN

BY:	/s/ Charles Pennington
SECRETARY

6

COMMONWEALTH OF KENTUCKY	)
COUNTY OF LAUREL	)

The foregoing Deed was subscribed, sworn to and acknowledged before me this 9th day of September, 1998, by London-Laurel County Industrial Development Authority, Grantor, by Don Rogers, its Chairman, and by Charles Pennington, its Secretary to be its free act and deed.

/s/ [ILLEGIBLE]
NOTARY PUBLIC, STATE AT LARGE, KY
MY COMMISSION EXPIRES:	2/5/2002

CONSIDERATION CERTIFICATE

We, the undersigned, hereby certify that the consideration reflected in this deed is the full consideration paid for the property.

London-Laurel County Industrial
Development Authority, Grantor

BY:	/s/ Don Rogers
CHAIRMAN

BY:	/s/ Charles Pennington
SECRETARY

IMAGE ENTRY, INC.,
a Kentucky Corporation,
Grantee

BY:	/s/ Bill D. Deaton
AUTHORIZED AGENT

COMMONWEALTH OF KENTUCKY	)
COUNTY OF LAUREL	)

The foregoing Consideration Certificate was subscribed, sworn to and acknowledged before me this 9th day of September, 1998, by London-Laurel County Industrial Development Authority, Grantor, by Don Rogers, its Chairman and Charles Pennington, its Secretary, to be its free act and deed.

/s/ [ILLEGIBLE]
NOTARY PUBLIC, STATE AT LARGE, KY
MY COMMISSION EXPIRES:	2/5/2002

7

STATE OF KENTUCKY	)
COUNTY OF LAUREL	)

The foregoing Consideration Certificate was subscribed, sworn to and acknowledged before me this 11th day of September, 1998, by IMAGE ENTRY, INC., a Kentucky Corporation, Grantee by Bill D. Deaton, its authorized agent, to be the free act and deed of said corporation.

/s/ Cheryl A. Hubbard
NOTARY PUBLIC, STATE AT LARGE, KY
MY COMMISSION EXPIRES:	8/31/99

THE FOREGOING INSTRUMENT WAS PREPARED IN THE LAW OFFICES OF CUNNAGIN AND CUNNAGIN, 201 SOUTH MAIN STREET, P.O. BOX 1070, LONDON, KENTUCKY,

BY:	/s/ WILLIS C. CUNNAGIN
WILLIS C. CUNNAGIN

State of Kentucky, County of Laurel, Sct, I, DEAN JOHNSON, Clerk of the Laurel County Court, do certify that the foregoing deed was, on the 14 day of Sept 1998, at 3:04 PM., lodged in my office for record, and that it has been duly recorded in my said office, together with this and the certificate thereon endorsed.

Given under my hand this 14 day of Sept. 1998. Deed Book 486 Page 602 Clerk Dean Johnson [ILLEGIBLE] D.C.

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